UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 10, 2017

BIO-PATH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36333	87-0652870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4710 Bellaire Boulevard, Suite 210, Bellaire, Texas	77401
(Address of principal executive offices)	(Zip Code)

(832) 742-1357

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 11, 2017, Bio-Path Holdings, Inc. (the "Company") notified the NASDAQ Stock Market ("NASDAQ") that, as a result of the events described in Item 5.02 below, the Company is not in compliance with the continued listing requirements as set forth in NASDAQ Listing Rules 5605(b)(1) and 5605(c)(2)(A) regarding the composition of the Company’s board of directors (the “Board”) and the Company’s audit committee (the “Audit Committee”), respectively, because a majority of the Board was not comprised of Independent Directors (as defined in NASDAQ Listing Rule 5605(a)(2)) and the Audit Committee was not comprised of three Independent Directors.

In accordance with NASDAQ Listing Rules 5605(b)(1)(A) and 5605(c)(4)(B), the Company is granted a cure period of 180 days from August 10, 2017 to regain compliance with NASDAQ Listing Rules 5605(b)(1) and 5605(c)(2)(A) regarding the composition of the Board and the Audit Committee. The Board intends to reduce the size of the Board to five members and to appoint one new Independent Director to fill the remaining vacancy prior to the expiration of such cure period in order to regain compliance with such NASDAQ Listing Rules.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2017, the Company received a letter from Independent Directors Michael Garrison and Amy P. Sing, MD, in which Mr. Garrison and Dr. Sing informed the Board that they were submitting their resignations as members of the Board effective immediately. At the time of his resignation, Mr. Garrison was a member of the Company’s compensation committee (the “Compensation Committee”), nominating/corporate governance committee (the Nominating/Corporate Governance Committee”) and Audit Committee. As a result of such resignation, Mr. Garrison has ceased to serve as a member of each such committee. At the time of her resignation, Dr. Sing was not a member of any committee of the Board. The letter from Mr. Garrison and Dr. Sing states, “We no longer believe that we can effectively contribute to the Board in light of our disagreements with the Board’s recent actions and direction under your leadership.” A copy of such letter is attached as Exhibit 17.1 to this Current Report on Form 8-K.

In furtherance of the Company’s plans set forth in the letter to stockholders dated June 20, 2017 (the “Stockholder Letter”) to add members to the Board with significant industry expertise in finance, drug development and biopharmaceuticals, and as previously reported on the Company’s Current Report on Form 8-K filed on July 18, 2017, the Board appointed Mark P. Colonnese to the Board on July 13, 2017. Also on July 13, 2017, the Board restructured its committees by removing Dr. Sing from the Compensation Committee, Nominating/Corporate Governance Committee and Audit Committee, and by removing Mr. Garrison as the Chairman of the Nominating/Corporate Governance Committee. The Board concurrently appointed Mr. Colonnese to the Compensation Committee, Nominating/Corporate Governance Committee and Audit Committee to replace Dr. Sing, and appointed Heath W. Cleaver as the Chairman of the Nominating/Corporate Governance Committee. Consistent with the Stockholder Letter and the disclosure set forth in Item 3.01 above, the Board intends to add one additional member to the Board.

The Company has provided each of Mr. Garrison and Dr. Sing a copy of the disclosures it is making in this Current Report on Form 8-K no later than the day of filing this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
17.1	Resignation Letter from Michael Garrison and Amy P. Sing, MD, dated August 10, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, Inc.

Dated: August 16, 2017	By:	/s/ Peter H. Nielsen
Peter H. Nielsen
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
17.1	Resignation Letter from Michael Garrison and Amy P. Sing, MD, dated August 10, 2017